Exhibit 99.1

Contacts:
	Investors:	Robert Jones
(212) 351-7032
robert.jones@monsterworldwide.com

	Media:	David Rosa
(212) 351-7067
david.rosa@monsterworldwide.com

Monster Worldwide Reports Third Quarter 2004 Results

2004 Third Quarter Financial Highlights

•                   Total Revenue Increases 33% to $227.1 Million

•                   Diluted EPS Reach $0.17, Up 55%

•                   Monster Division’s Revenue Increases 52% From a Year Ago and 11% Sequentially to $157.7 Million

•                   Monster Division’s Deferred Revenue Hits New High of $195.4 Million

•                   Company Raises Fourth Quarter EPS Guidance to $0.19

New York, October 19, 2004 – Monster Worldwide, Inc. (NASDAQ: MNST), the parent company of the leading global online careers property, Monster®, the world’s largest Yellow Pages advertising agency, and one of the world’s largest Recruitment Advertising agency networks, today reported financial results for the third quarter ended September 30, 2004.

Third Quarter Results

Monster Worldwide’s total revenue increased 33% to $227.1 million in the third quarter of 2004 from $170.8 million in the comparable quarter last year. The solid revenue growth was driven by strong global performance at the Monster division, continued improvements in the Company’s Advertising & Communications business in North America,  peak seasonal revenues at the Directional Marketing division, and contributions from recent acquisitions. The Monster division recorded revenue of $157.7 million, a 52% increase over last year’s third quarter level of $103.8 million.  Sequentially, the division’s revenues grew 11% over the $141.9 million reported in the second quarter of this year.

-more-

Organic revenue growth over the 2003 third quarter was 27%.  The Monster division’s deferred revenue balance was a record $195.4 million, an increase over the former high of $178.9 million for this year’s second quarter. Consolidated net income for the third quarter grew to $20.0 million, or $0.17 per diluted share, compared to $12.2 million, or $0.11 cents per diluted share in the third quarter of 2003.

Andrew McKelvey, Chairman and Chief Executive Officer of Monster Worldwide, said “The strong momentum we established in the beginning of the year continued in the third quarter.  Monster’s strong top line performance was driven by our ability to optimize our integrated sales strategy despite an uneven job recovery.  We realized the benefits of our investments in both our global sales force and innovative new products for our customers.  We believe we are well positioned to continue to grow revenues and earnings in the fourth quarter.”

Cash generated from operating activities was $42.1 million in the third quarter of 2004, a $28.8 million increase over the $13.3 million of cash from operating activities in the comparable 2003 quarter.  The Company’s cash position was $117.2 million at September 30, 2004.  Cash and cash equivalents at June 2004 and December 2003 were $82.2 million and $142.3 million, respectively.   Net cash at September 30, 2004 increased to $60.2 million from the $25.4 million reported at June 30, 2004.

Nine Months Results

Monster Worldwide reported total revenue of $618.1 million for the nine months ended September 30, 2004, compared to $499.2 million in the comparable prior year period.   Income from continuing operations was $48.5 million, or $0.41 per diluted share, compared to a loss from continuing operations of $6.5 million, or $0.06 per share in the prior year period.  Non-GAAP income from continuing operations was $32.1 million, or $0.28 per share for the nine months ended September 30, 2003.

Recent Developments/Operating Highlights

•                  Monster Employment Index

Demand for workers and related online job recruitment activity across the United States rose during the third quarter, according to results of the Monster Employment Index.  Overall, the Index rose to 151 in September, from 145 in August and 134 in July.  The continued upward trend for 2004 is an indication of the strong, sustained growth of online job availability.  Index results show an eight-month growth trend in Finance & Insurance, which we believe is  reflective of increased corporate expansion.  According to the Index, the healthcare industry has had the largest number of job opportunities throughout the year.  IT-related positions have seen growth over the last three months, jumping from 103 in June to 123 in September. Sales-related positions have seen nine months of steady growth, rising from 83 in December to 132 in September, which may be indicative of companies seeking to expand. The Monster Employment Index — a broad and comprehensive monthly analysis of U.S. online job demand based on data from more than 1,500 Web sites — has become widely adopted by government agencies and financial institutions worldwide and is often referenced by major media outlets.

•                  Monster Government Solutions Participates in Extreme Hiring Makeover

Monster Government Solutions announced its participation in Extreme Hiring Makeover, a program designed to streamline hiring at three pilot Federal agencies, including the Centers for Medicare & Medicaid Services (Department of Health and Human Services), the National Nuclear Security Administration (Department of Energy) and the entire Department of Education. Working in collaboration with the Partnership for Public Service and six other private recruitment experts, the goal of Extreme Hiring Makeover is to streamline hiring at each of the pilot agencies and show other agencies that positive change is possible, triggering a domino effect to improve hiring processes throughout the federal government.

•                  Monster U.S. Launches Next Phase of Brand Campaign

Monster in the United States announced the launch of the next phase of “Portraits,” a series of new commercials from its “Today’s the Day” brand campaign.  The six :15 second spots feature candid appeals from real-life job seekers in search of fulfilling work or employers seeking qualified candidates. One television spot highlights three-time Olympic Gold Medalist and Monster job seeker Lenny Krayzelburg.  Lenny captured three gold medals at the 2000 Olympic Games and retired from competitive swimming after the 2004 Games.  He plans to start a career in the financial industry.

•        Republican National Convention Volunteer Drive

Monster Worldwide served as the primary recruiter for the more than 8,000 volunteers needed at the 2004 Republican National Convention held in New York City from August 30th through September 2nd. The Company helped the New York City Host Committee identify and recruit volunteers by utilizing all of its resources and Web-hiring technologies, including that of its QuickHire subsidiary, which serves federal, state and local governments. In addition, Monster sponsored a Web site (http://nyc2004.monster.com) that served as an online community for the volunteers, keeping them informed and connected throughout both the pre-Convention process and the sixteen-day Convention deployment.  This was the first ever paperless interactive, end-to-end recruitment effort- from initial registration to final deployment- for a U.S. political convention.

•                  Monster India Launches Television and Print Advertising Campaign

Monster India announced the launch of a new brand campaign, “Happy Jobs.”   As part of its planned national marketing program, Monster India will advertise on television and in print media; it will also continue its online initiatives alongside other non-traditional marketing activities. “Happy Jobs” launches the debut of a new creative campaign.  Monster India’s campaign will include a continuous TV advertising presence, which started in September and will run through to December.

Outlook

Monster Worldwide anticipates reporting continued strong year over year financial results in the fourth quarter of 2004.  Sequentially, the Monster division’s revenues are expected to increase, while expenses are expected to decline, leading to an expanded operating margin at both the Monster division and Company level.  As a result, diluted earnings per share from continuing operations are expected to be $0.19, representing a significant increase over the $0.10 diluted earnings per share in the fourth quarter of 2003.

Conference Call Information

Third quarter 2004 results will be discussed on Monster Worldwide’s quarterly conference call taking place on October 20, 2004 at 10:00 AM EDT.  To join the conference call, please dial in on 1-888-459-8438 at 9:50 AM EDT and give the operator the password “Monster.”  For those outside the United States, please call in on 1-210-839-8501 and give the operator the same password.  The call will begin promptly at 10:00 AM EDT.  Individuals can also access Monster Worldwide’s quarterly conference call online through the investor information section of the Company’s website at www.monsterworldwide.com.  Interactive Metrics for Monster Worldwide and Monster are available at www.monsterworldwide.com or www.monster.com.

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property. The company also owns TMP Worldwide, the world’s largest Yellow Pages advertising agency and one of the world’s largest Recruitment Advertising agency networks. TMP Worldwide is also a provider of direct marketing services. Headquartered in New York with approximately 5,000 employees in 26 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index. More information about Monster Worldwide is available at www.monsterworldwide.com.

Celebrating its 10-year anniversary, Monster is the leading global online careers property. A division of Monster Worldwide, Monster works for everyone by connecting quality job seekers at all levels with leading employers across all industries. Founded in 1994 and headquartered in Maynard, Mass., Monster has 25 local language and content sites in 23 countries worldwide. Monster is the official online career management services sponsor of the 2004 U.S. Olympic Team. More information is available at www.monster.com or by calling 1-800-MONSTER. To learn more about Monster’s industry-leading employer products and services, please visit http://recruiter.monster.com.

Financial Information Tables

On October 5, 2004, Monster Worldwide, Inc. entered into a Stock Purchase Agreement with General Yellow Pages Consultants, Inc. d/b/a The Marquette Group for the sale of US Motivation, Inc., the Company’s wholly-owned subsidiary within the Directional Marketing division.  On March 31, 2003, the Company completed the spin-off of its eResourcing and Executive Search business units as a publicly traded company known as Hudson Highland Group, Inc. (NASDAQ: HHGP).  In August 2003, the Company’s Monster division terminated its joint venture arrangement in Australia and New Zealand.  As a result, the financial information tables following this release present the results of US Motivation, Hudson Highland Group, Inc. and the disposition of the terminated joint venture as discontinued operations for all periods presented.  Monster Worldwide’s 2003 financial results from continuing operations reflect the remaining results of the Company’s Monster, Advertising & Communications, and Directional Marketing business segments.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures such as non-GAAP operating income, non-GAAP earnings per share, adjusted EBITDA, net cash and free cash flow provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budget planning purposes.

Non-GAAP operating income, income from continuing operations and related per share information exclude  business reorganization, spin-off and other special charges and any tax benefits thereon.  Non-GAAP operating income is a measure used by the Company in reviewing business trends and the financial results of its reportable segments.  These measures are also the primary basis upon which the Company prepares its budgets and forecasts.

Adjusted EBITDA is one of the measures that determines the Company’s ability to borrow under its $100 million credit facility.  If the Company failed to meet the required level of adjusted EBITDA as defined in its credit agreement, the lender may terminate the agreement, requiring the Company to repay any outstanding amount.  EBITDA and adjusted EBITDA are non-GAAP measures and should not be considered in isolation, or as a substitute for, operating income, cash flows from operating activities or as a measure of the Company’s profitability or liquidity.  EBITDA and adjusted EBITDA reflected herein may not be comparable with similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities or operating activities of continuing operations, less capital expenditures.  Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment.  Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents after subtracting total debt.  Net cash is considered a measure of the Company’s liquidity and reflects the amount of cash and cash equivalents that would remain with the Company after paying off its contractual debt obligations.  Net cash also provides information to investors regarding the effect that each period’s borrowings have on the Company’s balance of cash and cash equivalents.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands, except percentages and per share amounts)

(unaudited)

PURCHASE ACQUISITION INFORMATION:

	Q1 2004	Q2 2004	Q3 2004	9M 2004
Acquisition revenue:
Acquisitions completed in 2004*	$996	$14,425	$22,478	37,899
Acquisitions completed in 2003**	2,336	2,869	3,863	9,068
Total	$3,332	$17,294	$26,341	$46,967

	Q1 2004	Q2 2004	Q3 2004	9M 2004
Acquisition operating income:
Acquisitions completed in 2004*	$141	$1,442	$430	$2,013
Acquisitions completed in 2003**	452	374	1,448	2,274
Total	$593	$1,816	$1,878	$4,287

SEGMENT INFORMATION:

	Q3 2004	Q3 2003	Inc./(Dec.)	% Change
Revenue:
Monster	$157,679	$103,783	$53,896	51.9%
Advertising & Communications	42,571	36,476	6,095	16.7%
Directional Marketing	26,872	30,544	(3,672)	-12.0%
Total	$227,122	$170,803	$56,319	33.0%

Operating income (loss):
Monster	$28,729	$21,935	$6,794	31.0%
Advertising & Communications	273	(4,404)	4,677	106.2%
Directional Marketing	2,659	2,167	492	22.7%
Total	$31,661	$19,698	$11,963	60.7%

SEGMENT INFORMATION:

	9M 2004	9M 2003	Inc./(Dec.)	% Change
Revenue:
Monster	$421,745	$307,876	$113,869	37.0%
Advertising & Communications	125,568	110,206	15,362	13.9%
Directional Marketing	70,818	81,142	(10,324)	-12.7%
Total	$618,131	$499,224	$118,907	23.8%

Operating income (loss):
Monster	$72,099	$32,034	$40,065	125.1%
Advertising & Communications	1,098	(26,988)	28,086	104.1%
Directional Marketing	2,907	(1,619)	4,526	279.6%
Total	$76,104	$3,427	$72,677	2120.7%

2004 GAAP operating income vs. 2003 Non-GAAP operating income (loss)***:
Monster	$72,099	$60,621	$11,478	18.9%
Advertising & Communications	1,098	(15,223)	16,321	107.2%
Directional Marketing	2,907	5,951	(3,044)	-51.2%
Total	$76,104	$51,349	$24,755	48.2%

* • represents the following acquisitions:

• Military Advantage, Inc., completed on March 1, 2004

• Jobpilot GMBH, completed on April 22, 2004

• Tickle, Inc., completed on May 21, 2004

• 47.9704% interest in, and management control of, WebNeuron Services Limited (JobsAhead), on June 18, 2004

** • represents the acqusition of QuickHire, Inc. completed on July 31, 2003

*** • A reconciliation of operating income (loss) to Non- GAAP operating income (loss) in 2003 is calculated as follows:

9 Months Ended September 30, 2003	Operating Income (Loss)	Add Back: Business Reorganization and Other Special Charges	Non-GAAP Operating Income (Loss)

Monster	$32,034	$28,587	$60,621
Advertising & Communications	(26,988)	11,765	(15,223)
Directional Marketing	(1,619)	7,570	5,951
Total	$3,427	$47,922	$51,349

SUMMARY BALANCE SHEET INFORMATION:

	9/30/2004	6/30/2004	Inc./(Dec.)	% Change
Net cash:
Cash and cash equivalents	$117,212	$82,204	$35,008	42.6%
Debt	57,029	56,803	226	0.4%
Net cash	$60,183	$25,401	$34,782	136.9%

Deferred revenue:
Monster	$195,446	$178,887	$16,559	9.3%
Other	4,066	4,376	(310)	-7.1%
Total deferred revenue	$199,512	$183,263	$16,249	8.9%

	9/30/2004	12/31/2003	Inc./(Dec.)	% Change
Net cash:
Cash and cash equivalents	$117,212	$142,255	$(25,043)	-17.6%
Debt	57,029	4,710	52,319	1110.8%
Net cash	$60,183	$137,545	$(77,362)	-56.2%

Deferred revenue:
Monster	$195,446	$153,154	$42,292	27.6%
Other	4,066	5,911	(1,845)	-31.2%
Total deferred revenue	$199,512	$159,065	$40,447	25.4%

SUMMARY CASH FLOW INFORMATION

	Q3 2004	Q2 2004	Q3 2003
Free Cash Flow:

Cash flow from operating activities	$42,106	$17,360	$13,284
Less: Capital expenditures	(5,861)	(8,632)	(6,437)
Free cash flow and free cash flow from continuing operations	$36,245	$8,728	$6,847

Cash at June 30 2004	$82,204

Cash payments for integration and business reorganization costs	(1,766)
Cash provided by business held for sale	741
Cash provided by all other operating activities	43,131
Cash provided by operating activities	42,106

Cash paid for capital expenditures	(5,861)
Cash paid in connection with purchase transactions and intangible assets, net	(1,814)
Cash used in business held for sale	(301)
Cash used in investing activities	(7,976)

Net payments on debt	(338)
Cash received from exercise of employee stock options	978
Cash provided by financing activities	640

Effects of exchange rates	238

Cash at September 30, 2004	$117,212

MONSTER WORLDWIDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended September 30,

(in thousands, except per share amounts)

(unaudited)

	2004	2003
Revenue:
Monster	$157,679	$103,783
Advertising & Communications	42,571	36,476
Directional Marketing	26,872	30,544
Total revenue	227,122	170,803

Operating expenses:
Salaries and related	108,869	80,605
Office and general	45,878	39,424
Marketing and promotion	37,529	30,473
Amortization of intangibles	3,185	603
Total operating expenses	195,461	151,105

Operating income	31,661	19,698

Interest and other, net	(352)	36

Income from continuing operations before income taxes	31,309	19,734

Income taxes	11,108	7,147

Income from continuing operations	20,201	12,587

Loss from discontinued operations, net of tax	(213)	(364)

Net income	$19,988	$12,223

Basic earnings per share:

Income per share from continuing operations	$0.17	$0.11
Loss per share from discontinued operations, net of tax	—	—
Basic earnings per share	$0.17	$0.11

Diluted earnings per share:

Income per share from continuing operations	$0.17	$0.11
Loss per share from discontinued operations, net of tax	—	—
Diluted earnings per share	$0.17	$0.11

Weighted average shares outstanding:

Basic	118,584	112,342

Diluted	120,351	115,249

EBITDA:

Net income	$19,988	$12,223
Interest expense, net	424	356
Income taxes	11,108	7,147
Depreciation and amortization	11,142	7,292

EBITDA	$42,662	$27,018

MONSTER WORLDWIDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30,

(in thousands, except per share amounts)

(unaudited)

	2004	2003
Revenue:
Monster	$421,745	$307,876
Advertising & Communications	125,568	110,206
Directional Marketing	70,818	81,142
Total revenue	618,131	499,224

Operating expenses:
Salaries and related	291,018	230,156
Office and general	129,571	119,002
Marketing and promotion	116,104	96,902
Business reorganization, spin-off and other special charges	—	47,922
Amortization of intangibles	5,334	1,815
Total operating expenses	542,027	495,797

Operating income	76,104	3,427

Interest and other, net	(1,291)	(830)

Income from continuing operations before income taxes	74,813	2,597

Income taxes	26,303	9,054

Income (loss) from continuing operations	48,510	(6,457)

Income (loss) from discontinued operations, net of tax	122	(87,539)

Net income (loss)	$48,632	$(93,996)

Basic earnings (loss) per share:

Income (loss) per share from continuing operations	$0.41	$(0.06)
Loss per share from discontinued operations, net of tax	—	(0.78)
Basic earnings (loss) per share	$0.41	$(0.84)

Diluted earnings (loss) per share:

Income (loss) per share from continuing operations	$0.41	$(0.06)
Loss per share from discontinued operations, net of tax	—	(0.78)
Diluted earnings (loss) per share	$0.41	$(0.84)

Weighted average shares outstanding:

Basic	117,188	111,887

Diluted	119,392	111,887

	2004		2003

Reconciliation of income (loss) from continuing operations to non-GAAP income from continuing operations:

Income (loss) from continuing operations before accounting change	$48,510		$(6,457)
Business reorganization, spin off and other special charges	—		47,922
Tax benefit on merger, integration, business reorganization, spin-off and other special charges	—		(9,346)

Non-GAAP income from continuing operations*	N/A	*	$32,119

Non-GAAP diluted income from continuing operations per share

Income (loss) from continuing operations per share before accounting change	$0.41		$(0.06)
Business reorganization, spin off and other special charges per share	—		0.42
Tax benefit per share on business reorganization, spin-off and other special charges	—		(0.08)

Non-GAAP income from continuing operations per share	N/A	*	$0.28

Weighted average diluted shares outstanding used in calculating Non-GAAP income from continuing operations per share	119,392		113,756

Adjusted EBITDA:

Net income (loss)	$48,632		$(93,996)
Interest expense, net	783		722
Income taxes	26,303		9,054
Depreciation and amortization	28,356		20,263

EBITDA	104,074		(63,957)

Add back:
(Income) loss from discontinued operations, net of tax	(122)		87,539
Business reorganization, spin-off and other special charges	—		47,922

Adjusted EBITDA	$103,952		$71,504

* - Not applicable.

MONSTER WORLDWIDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2004	June 30, 2004	December 31, 2003
Assets:

Cash and cash equivalents	$117,212	$82,204	$142,255
Accounts receivable, net	423,229	375,675	338,931
Property and equipment, net	95,910	97,963	85,607
Intangibles, net	669,336	663,920	441,047
Other assets	82,103	87,751	95,530
Assets held for sale	21,201	20,108	18,909
Total Assets	$1,408,991	$1,327,621	$1,122,279

Liabilities and Stockholders’ Equity:

Accounts payable and accrued expenses	$429,287	$395,918	$416,797
Accrued integration and restructuring	9,526	12,065	6,688
Accrued business reorganization and spin-off costs	23,428	25,035	33,958
Deferred revenue	199,512	183,263	159,065
Other liabilities	17,515	17,078	12,118
Debt	57,029	56,803	4,710
Liabilities held for sale	18,262	16,008	20,751
Total Liabilities	754,559	706,170	654,087

Stockholders’ Equity	654,432	621,451	468,192

Total Liabilities and Stockholders’ Equity	$1,408,991	$1,327,621	$1,122,279